Exhibit 3.1

FILE COPY CERTIFICATE OF INCORPORATION OFA PRIVATE LIMITED COMPANY Company Number 11726624 The Registrar of Companies for England and Wales, hereby certifies that HUON VALLEY LTD is this day incorporated under the Companies Act 2006 as a private company, that the company is limited by shares, and the situation of its registered office is in England and Wales Given at Companies House, Cardiff, on 13th December 2018 I IIII I IIIIIII I Il l llll l llll l llll l llll l llll l llll l llll l 111111111111111111 * N11726624G * Companies House , ,.4/,. ""1: : = ';2, •••... ...... '0, ••••••• "'"' O.c - 1ND 'i!,.. <;;;> THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES The above information was communicated by electronic means and authenticated by the Registrar of Companies under section 1115 of the Companies Act 2006

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- Companies House Electronically filed document for Company Number: 11726624 INOl<eo Application to register a company I 111111111111 1111 1111 X7KNSGWX Received for filing in Electronic Format on the: 12/12/2018 Company Name in full: Company Type: Situation of Registered Office: Proposed Registered Office Address: HOON VALLEY LTD Private company limited by shares England and Wales HILL DICKINSON LLP 8TH FLOOR, THE BROADGATE TOWER, 20 PRIMROSE STREET LONDON UNITED KINGDOM EC2A 2EW Sic Codes: 82990 I wish to entirely adopt the following model articles: Private (Ltd by Shares)

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Proposed Officers Company Director 1 Electronically filed document for Company Number: 11726624 Type: Person MRHAMISHHAMLYN HARRIS FullForename(s): Surname: Former Names: Service Address: Country/Staie Usually Resident: recorded as Company's registered office UNITED KINGDOM Date of Birth: **/05/1970 Occupation: DIRECTOR Nationality: AUSTRALIAN The subscribers confirm that the person named has consented to act as a director.

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Statement of Capital (Share Capital) Electronically filed document for Company Number: 11726624 Class of Shares: Currency: Prescribed particulars ORDINARY GBP Number allotted Aggregate nominal value: 1 1 EACH SHARE HAS FULL RIGHTS IN THE COMPANY WITH RESPECT TO VOTING, DIVIDENDS AND DISTRIBUTIONS. Statement of Capital (Totals) Currency: GBP Total number of shares : 1 Total aggregate nominal value : 1 Total aggregate unpaid : 0

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Initial Shareholdings Electronically filed document for Company Number: 11726624 HAMISH HAMLYN HARRIS Name: ORDINARY Class of Shares: HILL DICKINSON LLP, 8TH Address 1 Number of shares: FLOORTHEBROADGATE TOWER GBP 1 Currency: Nominal value of each 20 PRIMROSE STREET LONDON share: UNITED KINGDOM 0 Amount unpaid: EC2A2EW 1 Amount paid:

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Persons with Significant Control (PSC) Electronically filed document for Company Number: 11726624 Statement of initial significant control On incorporation, there will be someone who will count as a Person with Significant Control (either a registerable person or relevant legal entity (RLE)) in relation to the company

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Individual Person with Significant Control details Electronically filed document for Company Number: 11726624 Names: MR HAMISH HAMLYN HARRIS Country/Staie Usually Resident: UNITED KINGDOM Date of Birth: **/05/1970 Nationality: Service address recorded as Company's registered office AUSTRALIAN The subscribers confirm that each person named as an individual PSC in this application knows that their particulars are being supplied as part of this application.

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Nature of control Electronically filed document for Company Number: 11726624 Nature of control Nature of control The person holds, dJrectly or JndJrectly, 75% or more of the shares Jn the company. The person has the right, dJrectly or JndJrectly, to appoJnt or remove a majority of the board of dJrectors of the company. The person holds, dJrectly or JndJrectly, 75% or more of the voting rights Jn the company.

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Statement of Compliance End of Electronically filed document for Company Number: 11726624 I confirm the requirements of the Companies Act 2006 as to registration have been complied with. Name: Authenticated HAMISH HAMLYN HARRIS YES Authorisation Authoriser Designation: subscriber Authenticated YES

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COMPANY HAVING A SHARE CAPITAL Memorandum of association of HUON VALLEY LTD Each subscriber to this memorandum of association wishes to form a company under the Companies Act 2006 and agrees to become a member of the company and to take at least one share. Name of each subscriber Authentication Hamish Hamlyn Harris Authenticated Electronically Dated: 12/12/2018

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